                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PRIMEDIA, Inc. on Form S-3 of our reports dated February 1, 2001 (February 28, 2001 as to Note 3), appearing in the Annual Report on Form 10-K of PRIMEDIA, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 2, 2001